UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2011

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

1.01 Entry into a Material Definitive Agreement

mPhase Technologies, Inc. announced today that its Board of Directors had granted the following compensation for services in the form of common stock of the Company:

1.	Ronald A. Durando-President and CEO-395,000,000 shares
2.	Gustave T. Dotoli-Chief Operating Officer-295,000,000 shares
3.	Martin Smiley-Chief Operating Officer-295,000,000 shares
4.	Abraham Bideraman-40,000,000 shares
5.	Victor Lawrence-Director-10,000,000 shares*

In addition re-pricing of the following options and convertible notes held by the following persons was approved by the board.

1.

Ronald A. Durando –re-pricing of options for 50,000,000 shares of common stock from $.05 to $.0040 per share and change of conversion price from $.0075 to $.0040 per share for a convertible note in the principal amount of $460,056.73

2.

Gustave T. Dotoli-re-pricing of options for 30,000 shares of common stock from $.05 to $.0040 per share and change of conversion price from $.0075 to $.0040 per share for a convertible note in the principal amount of $310,996.44.

3.

Martin Smiley-re-pricing of options for 18,000 shares of common stock from $.05 to $.0040 per share and change of conversion price from $.0075 to $.0040 per share for a convertible note in the principal amount of $232,528.50.

* delivery and vesting of Mr. Lawrence’s shares is contingent upon Mr. Lawrence applying for the appropriate ccc and ckk numbers to electronically file a Form 4 pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: August 30, 2011